UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

September 10, 2019

Date of Report (Date of earliest event reported)

Encana Corporation

(Exact name of registrant as specified in its charter)

Canada	1-15226	98-0355077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 4400, 500 Centre Street SE, PO Box 2850

Calgary, Alberta, Canada, T2P 2S5

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (403) 645-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ECA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Certain Officers

On September 10, 2019, Encana Corporation (the “Corporation” or “Encana”) announced effective immediately the promotion of Michael McAllister to President and Greg Givens to Executive Vice-President & Chief Operating Officer.

Michael McAllister, age 61, joined the Corporation nearly 20 years ago and during the past six years served as Encana’s Executive Vice-President & Chief Operating Officer. In his new role as President, Mr. McAllister will continue to report to Mr. Suttles and will assume leadership responsibilities for the Company’s operations, exploration and land, marketing and midstream and corporate services. Mr. McAllister holds a Mechanical Engineering degree from Concordia University.

Greg Givens, age 46, is promoted to Executive Vice-President & Chief Operating Officer and will report to Mr. McAllister. Mr. Givens joined the Corporation in 2018 and previously served as Vice-President and General Manager of Texas Operations. Prior to Encana, Mr. Givens was a founding member and Vice President – Eagle Ford for EP Energy, responsible for EP Energy’s operations in the Eagle Ford play located in south Texas. He started his career more than 23 years ago with Sonat Exploration Company and its predecessor El Paso Production Company. Mr. Givens is an active member of the Society of Petroleum Engineers, currently serves on the Board of the Permian Basin Petroleum Association and recently served on Texas Oil and Gas Association board. He holds a degree in Petroleum Engineering from Texas A&M University and has an MBA from Rice University.

Mr. McAllister has previously entered into a Director and Officer Indemnification Agreement, the form of which is filed as Exhibit 10.25 to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on February 28, 2019. Mr. McAllister has also previously entered enter into an Amended and Restated Change in Control Agreement, effective February 14, 2018, which is filed as Exhibit 10.20 to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on February 28, 2019. In connection with his appointment as President, Mr. McAllister will be granted performance share units (“PSUs”) and stock options under the Corporation’s Omnibus Long-Term Incentive Plan, with a total grant date fair value of approximately C$537,500.

Mr. Givens will enter into a Director and Officer Indemnification Agreement, the form of which is filed as Exhibit 10.25 to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on February 28, 2019. Mr. Givens will also enter into a Change in Control Agreement, substantially similar to the agreements entered into between the Corporation and its executive officers, as described in the Corporation’s 2019 Proxy Statement for year ended December 31, 2018, filed with the Securities and Exchange Commission on March 14, 2019. In connection with his appointment as Executive Vice-President & Chief Operating Officer, Mr. Givens will be granted PSUs and stock appreciation rights under the Corporation’s Omnibus Long-Term Incentive Plan, with a total grant date fair value of approximately US$315,000.

Mr. McAllister will hold the position of President of the Corporation and Mr. Givens will hold the position of Executive Vice-President & Chief Operating Officer of the Corporation each for a term ending co-terminus with the term of corporate officers appointed by the Board, or until their resignation, death, removal from office or successor is appointed. There are no arrangements or understandings between Mr. McAllister or Mr. Givens and any other person pursuant to which they were appointed to their positions in the Corporation. There are no family relationships among any of the Corporation’s directors and executive officers. There are no transactions involving Mr. McAllister or Mr. Givens that require disclosure under Item 404(a) of Regulation S-K.

A copy of the news release issued by the Corporation on September 10, 2019 announcing the changes to its Executive Leadership Team, is furnished as part of this report and is attached as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

Exhibit 99.1	News Release dated September 10, 2019.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Exhibit Description

Exhibit 99.1	News Release dated September 10, 2019.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated September 12, 2019

ENCANA CORPORATION
(Registrant)

By:	/s/ Dawna I. Gibb
Name:	Dawna I. Gibb
Title:	Assistant Corporate Secretary